Exhibit 99.1

Palmer Square Capital BDC Inc. Announces First Quarter 2025 Financial Results

Declares Second Quarter 2025 Base Dividend of $0.36 Per Share with Supplemental Dividend

Expected to be Announced in June

MISSION WOODS, Kansas, May 07, 2025 — Palmer Square Capital BDC Inc. (NYSE: PSBD) (“PSBD” or the “Company”), an externally managed business development company, today announced its financial results for the first quarter ended March 31, 2025.

Financial and Operating Highlights

•
Total investment income of $31.2 million for the first quarter of 2025, compared to $34.8 million for the prior year period
•
Net investment income of $12.9 million or $0.40 per share for the first quarter of 2025, as compared to $16.3 million or $0.52 per share for the comparable period last year
•
Net asset value of $15.85 per share as of March 31, 2025, compared to $16.50 per share as of December 31, 2024
•
Total net realized and unrealized losses of $21.3 million for the first quarter of 2025, compared to gains of $6.6 million in the first quarter of 2024
•
As of March 31, 2025, total assets were $1.4 billion and total net assets were $515.8 million
•
Debt-to-equity as of March 31, 2025 was 1.50x, unchanged from 1.50x as of December 31, 2024
•
Paid cash distributions to stockholders totaling $0.39 per share for the first quarter of 2025
•
Declared a second quarter regular base dividend distribution of $0.36 per share payable on July 14, 2025, to shareholders of record as of June 27, 2025. In accordance with our dividend policy, we expect to announce a supplemental dividend in June
•
In the first quarter, we had only $507.9 thousand of PIK income, or 1.63% of total investment income

“In the first quarter of 2025, Palmer Square Capital BDC demonstrated the strength and flexibility of its investment strategy, rooted in both liquid credit opportunities and senior-secured private credit investments,” said Christopher D. Long, Chairman and Chief Executive Officer of PSBD. “While macro uncertainty persists, Palmer Square was purpose built to perform during times of volatility. We founded Palmer Square Capital Management in the wake of the Great Financial Crisis, and we’ve since scaled the broader platform to more than $34 billion in assets under management. Similarly, we established PSBD with a focus on shareholder alignment, providing a differentiated fee structure and prioritizing transparency in our monthly NAV and quarterly portfolio disclosure. We believe the current discount to NAV provides for great value. And, importantly, Palmer Square’s investment team is continuing to find opportunities, which we believe preserve our BDC’s leading credit quality while delivering attractive yield and creating long-term value for our fellow shareholders.”

$ in thousands, except per share data	For the Quarter Ended
	3/31/25	12/31/24	3/31/24
Financial Highlights
Net Investment Income Per Share[1]	$0.40	$0.45	$0.52
Net Investment Income	$12,913	$14,796	$16,318
NAV Per Share	$15.85	$16.50	$17.16
Dividends Earned Per Share[2]	$0.39	$0.48	$0.49

	3/31/25	12/31/24	3/31/24
Portfolio Highlights
Total Fair Value of Investments	$1,334,314	$1,407,131	$1,393,192
Number of Industries	39	38	39
Number of Portfolio Companies	209	207	211
Portfolio Yield[3]	10.37%	10.65%	10.11%
Senior Secured Loan[4]	96%	96%	96%
Investments on Non-Accrual[5]	0.24%	0.08%	0.00%
Total Return[6]	(1.05)%	2.36%	3.70%
Debt-to-Equity	1.50x	1.50x	1.42x

1.
Net investment income for the period divided by the weighted average share count for the period.
2.
Dividend amount reflects dividend earned in period.
3.
Weighted average total yield of debt and income producing securities at fair value.
4.
As a percentage of long-term investments, at fair value.
5.
As a percentage of total investments, at fair value.
6.
Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.

Portfolio and Investment Activity

As of March 31, 2025, we had 260 investments in 209 portfolio companies with an aggregate fair value of approximately $1.3 billion. Based on a total fair value of $1.3 billion, including short term investments, the portfolio consisted of 86.2% first lien senior secured debt investments, 5.4% second lien senior secured debt investments, 4.3% short-term investments, 3.3% collateralized loan obligation structured credit funds (“CLOs”) mezzanine and equity investments, 0.3% corporate bond investments, and 0.5% equity investments.

As of March 31, 2025, 98% of the long-term investments based on fair value in our portfolio were at floating rates. At the end of the first quarter, 99.76% of the portfolio at fair value was income producing. There were three loans on non-accrual status. As of March 31, 2025, the weighted average total yield to maturity of debt and income producing securities at fair value was 10.37%, and weighted average total yield to maturity of debt and income producing securities at amortized cost was 8.48%. For the first quarter of 2025, the principal amount of new investments funded was $104.3 million which included 23 investments at an average value of approximately $3.9 million. For this period, the Company had $144.4 million aggregate principal amount in sales and repayments.

Liquidity and Capital Resources

As of March 31, 2025, the Company had $2.9 million in cash and cash equivalents and approximately $774.5 million in total aggregate principal amount of debt outstanding. Subject to borrowing base and other restrictions, the Company had available liquidity, consisting of cash and undrawn capacity on credit facilities of approximately $229.5 million compared to $20.2 million of undrawn investment commitments as of March 31, 2025.

Recent Developments

On May 07, 2025, PSBD’s Board of Directors announced that it had declared a second quarter regular base dividend distribution of $0.36 per share payable on July 14, 2025, to shareholders of record as of June 27, 2025. We expect to announce an additional quarterly supplemental dividend distribution for the second quarter of 2025 in June.

Earnings Conference Call

The Company will host a conference call on Wednesday, May 07, 2025, at 1:00 pm ET to review its financial performance and conduct a question-and-answer session. To participate in the earnings call, participants should register online at the Palmer Square Investor Relations website. To avoid potential delays, please join at least 10 minutes prior to the start of the call. The conference call can be accessed through the following links:

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United States: +1 (888) 596-4144
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International: +1 (646) 968-2525
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Event Plus Entry Passcode: 1803382#
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Live Audio Webcast

A replay of the live conference call will be available shortly after the conclusion of the event and accessible on the events and presentations section of the Palmer Square Investor Relations website.

About Palmer Square Capital BDC Inc.

Palmer Square Capital BDC Inc. (NYSE: PSBD) is an externally managed, non-diversified closed-end management investment company that primarily lends to and invests in corporate debt loans, including but not limited to large private U.S. companies in the broadly syndicated loan market, as well as the direct large cap private credit market. PSBD has elected to be regulated as a business development company under the Investment Company Act of 1940. PSBD’s investment objective is to maximize total return, comprised of current income and capital appreciation. PSBD’s current investment focus is guided by two strategies that facilitate its investment opportunities and core competencies: (1) investing in corporate debt loans and, to a lesser extent, (2) investing in other debt securities which may include collateralized loan obligation debt and equity. PSBD’s investment activities are managed by its investment adviser, Palmer Square BDC Advisor LLC, an affiliate of Palmer Square Capital Management LLC.

Forward-Looking Statements

Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. The forward-looking statements may include statements as to our future base and supplemental dividend distributions and the prospects of our portfolio companies. These and other forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “seek,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue,” “target,” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in PSBD’s filings with the SEC. PSBD undertakes no duty to update any forward-looking statement made herein unless required by law. All forward-looking statements speak only as of the date of this press release. Although PSBD undertakes no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise, you are advised to consult any additional disclosures that PSBD may make directly to you or through reports that in the future may be filed with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Contacts

Investors

Matt Bloomfield and Jeremy Goff
Palmer Square Capital BDC Inc.
Investors@palmersquarebdc.com

Media

Josh Clarkson

Prosek Partners

PSBD@prosek.com

Financial Highlights

	For the Three Months Ended
	March 31,
	2025	2024
Per Common Share Operating Performance
Net Asset Value, Beginning of Period	$16.50	$17.04

Results of Operations:
Net Investment Income(1)	0.40	0.52
Net Realized and Unrealized Gain (Loss) on Investments(4)	(0.66)	0.09
Net Increase (Decrease) in Net Assets Resulting from Operations	(0.26)	0.61

Distributions to Common Stockholders
Distributions from Net Investment Income	(0.39)	(0.49)
Net Decrease in Net Assets Resulting from Distributions	(0.39)	(0.49)

Net Asset Value, End of Period	$15.85	$17.16

Shares Outstanding, End of Period	32,534,040	32,552,794

Ratio/Supplemental Data
Net assets, end of period	$515,807,254	$558,537,164
Weighted-average shares outstanding	32,602,053	31,594,552
Total Return(3)	(1.05)%	3.70%
Portfolio turnover	8%	6%
Ratio of operating expenses to average net assets without waiver(2)	13.72%	13.70%
Ratio of operating expenses to average net assets with waiver(2)	13.72%	13.66%
Ratio of net investment income (loss) to average net assets without waiver(2)	9.68%	12.03%
Ratio of net investment income (loss) to average net assets with waiver(2)	9.68%	12.07%

(1)
The per common share data was derived by using weighted average shares outstanding.
(2)
The ratios reflect an annualized amount.
(3)
Total return is calculated as the change in net asset value (“NAV”) per share during the period, plus distributions per share (if any), divided by the beginning NAV per share. Total return is not annualized. Assumes reinvestment of distributions.
(4)
Realized and unrealized gains and losses per share in this caption are balancing amounts necessary to reconcile the change in net asset value per share for the period, and may not reconcile with the aggregate gains and losses in the Consolidated Statements of Operations due to share transactions during the period.

Palmer Square Capital BDC Inc.

Consolidated Statement of Assets and Liabilities

	March 31, 2025 (Unaudited)	December 31, 2024
Assets:
Non-controlled, non-affiliated investments, at fair value (amortized cost of $1,397,203,293 and $1,454,611,467, respectively)	$1,334,314,263	$1,407,130,945
Cash and cash equivalents	2,872,420	2,766,409
Receivables:
Receivable for sales of investments	14,162,616	7,799,523
Receivable for paydowns of investments	846,451	1,347,516
Due from investment adviser	462,835	248,110
Dividend receivable	200,827	259,625
Interest receivable	10,007,932	11,458,267
Prepaid expenses and other assets	62,378	32,364
Total Assets	$1,362,929,722	$1,431,042,759

Liabilities:
Credit facilities (net of deferred financing costs of $4,985,647 and $5,375,986, respectively) (Note 6)	$472,325,212	$501,650,602
Notes (net of deferred financing costs of $1,714,449 and $1,748,822, respectively) (Note 6)	302,126,552	302,505,057
Payables:
Payable for investments purchased	54,828,596	67,460,523
Distributions payable	12,691,089	15,649,925
Management fee payable	2,333,675	2,413,798
Incentive fee payable	1,842,706	2,149,132
Accrued other general and administrative expenses	974,638	1,368,753
Total Liabilities	$847,122,468	$893,197,790

Commitments and contingencies (Note 9)

Net Assets:
Common Shares, $0.001 par value; 450,000,000 shares authorized; 32,534,040 and 32,600,193 as of March 31, 2025 and December 31, 2024, respectively issued and outstanding	$32,534	$32,600
Additional paid-in capital	610,164,815	611,122,164
Total distributable earnings (accumulated deficit)	(94,390,095)	(73,309,795)
Total Net Assets	$515,807,254	$537,844,969
Total Liabilities and Net Assets	$1,362,929,722	$1,431,042,759
Net Asset Value Per Common Share	$15.85	$16.50

The accompanying notes are an integral part of these consolidated financial statements.

(Note 6)

 See Note 6 to the consolidated financial statements for a description of the Company’s borrowings, including its revolving credit facility with Bank of America, N.A., its credit facility with Wells Fargo Bank, National Association, and its term debt securitization (CLO transaction).

(Note 9)

As of March 31, 2025 and December 31, 2024, the Company had an aggregate of $20.2 million and $21.6 million, respectively, of unfunded commitments to provide debt financing to its portfolio companies. As of each of March 31, 2025 and December 31, 2024, there were no capital calls or draw requests made by the portfolio companies to fund these commitments. Such commitments are generally up to the Company’s discretion to approve or are subject to the satisfaction of certain financial and nonfinancial covenants and involve, to varying degrees, elements of credit risk in excess of the amount recognized in the Company’s consolidated statements of assets and liabilities and are not reflected in the Company’s consolidated statements of assets and liabilities.

Palmer Square Capital BDC Inc.

Consolidated Statement of Operations

	For the Three Months Ended March 31,
	2025	2024
Income:
Investment income from non-controlled, non-affiliated investments:
Interest income	$29,819,663	$33,259,959
Dividend income	574,336	1,254,696
Payment-in-kind interest income	507,850	-
Other income	312,430	270,288
Total investment income from non-controlled, non-affiliated investments	31,214,279	34,784,943
Total Investment Income	31,214,279	34,784,943

Expenses:
Incentive fees	1,842,706	1,924,752
Interest expense	12,969,757	13,178,830
Management fees	2,333,675	2,416,239
Professional fees	312,732	237,943
Directors fees	36,987	37,295
Other general and administrative expenses	805,271	722,166
Total Expenses	18,301,128	18,517,225
Less: Management fee waiver (Note 3)	—	(50,511)
Net expenses	18,301,128	18,466,714
Net Investment Income (Loss)	12,913,151	16,318,229

Realized and unrealized gains (losses) on investments and foreign currency transactions
Net realized gains (losses):
Non-controlled, non-affiliated investments	(5,894,493)	(1,736,331)
Total net realized gains (losses)	(5,894,493)	(1,736,331)
Net change in unrealized gains (losses):
Non-controlled, non-affiliated investments	(15,407,869)	8,298,242
Total net change in unrealized gains (losses)	(15,407,869)	8,298,242
Total realized and unrealized gains (losses)	(21,302,362)	6,561,911

Net Increase (Decrease) in Net Assets Resulting from Operations	$(8,389,211)	$22,880,140

Per Common Share Data:
Basic and diluted net investment income per common share	$0.40	$0.52
Basic and diluted net increase (decrease) in net assets resulting from operations	$(0.26)	$0.72
Weighted Average Common Shares Outstanding - Basic and Diluted	32,602,053	31,594,552

The accompanying notes are an integral part of these consolidated financial statements.

(Note 3)

Prior to the IPO, the base management fee was 2.00% of the average value of the weighted average (based on the number of shares outstanding each day in the quarter) of the Company’s total net assets at the end of the two most recently completed calendar quarters. The Investment Advisor, however, during any period prior to the IPO, agreed to waive its right to receive management fees in excess of an annual rate of 1.75% of the average value of the weighted average total net assets at the end of each of our two most recently completed calendar quarters. The Investment Advisor will not be permitted to recoup any base management fees waived for any period of time prior to the IPO.

Palmer Square Capital BDC Inc.

Portfolio and Investment Activity

	For the Three Months Ended March 31,
	2025	2024
New investments:
Gross investments	$104,323,107	$346,482,823
Less: sold investments	(144,369,364)	(69,556,336)
Total new investments	(40,046,257)	276,926,487

Principal amount of investments funded:
First-lien senior secured debt investments	$97,436,250	$312,111,711
Second-lien senior secured debt investments	—	10,797,500
Corporate bonds	—	—
Convertible bonds	—	—
Collateralized securities and structured products - debt	—	23,573,612
CLO Equity	—	—
Common stock	6,886,857	—
Total principal amount of investments funded	104,323,107	346,482,823

Principal amount of investments sold or repaid:
First-lien senior secured debt investments	$138,003,373	$54,991,776
Second-lien senior secured debt investments	3,203,994	9,060,000
Corporate Bonds	—	—
Convertible bonds	—	—
Collateralized securities and structured products - debt	2,900,000	1,249,932
CLO Equity	261,997	4,254,628
Common Stock	—	—
Total principal amount of investments sold or repaid	144,369,364	69,556,336

	For the Three Months Ended March 31,
	2025	2024
Number of new investment commitments	23	36
Average new investment commitment amount	$3,855,336	$4,052,057
Weighted average maturity for new investment commitments	5.59 years	6.18 years
Percentage of new debt investment commitments at floating rates	100.00%	100.00%
Percentage of new debt investment commitments at fixed rates	0.00%	0.00%
Weighted average interest rate of new investment commitments(1)	8.52%	10.19%
Weighted average spread over reference rate of new floating rate investment commitments(2)	4.21%	4.81%
Weighted average interest rate on long-term investments sold or paid down	8.33%	7.99%

(1)
New CLO equity investments do not have an ascribed interest rate and are therefore excluded from the calculation.
(2)
Variable rate loans bear interest at a rate that may be determined by reference to either a) LIBOR (which can include one-, two-, three- or six-month LIBOR) or b) the CME Term Secured Overnight Financing Rate (“SOFR” or “S”) (which can include one-, three-, or six-month SOFR), which resets periodically based on the terms of the loan agreement. At the borrower’s option, loans may instead reference an alternate base rate (which can include the Federal Funds Effective Rate or the Prime Rate), which also resets periodically based on the terms of the loan agreements. Loans that reference SOFR may include a Credit Spread Adjustment (“CSA”), where the CSA is a defined additional spread amount based on the tenor of SOFR the borrower selects (making the reference rate S+CSA).